Exhibit 99.1

TRX REPORTS THIRD QUARTER 2007 RESULTS

ATLANTA, 8 NOVEMBER 2007 — TRX, Inc. (NASDAQ: TRXI), a global technology company that develops and hosts software applications to process data records and automate manual processes, today reported financial results for the quarter ended 30 September 2007.

Total revenues excluding client reimbursements for the third quarter of 2007 were $21.2 million compared with $26.8 million in the third quarter of 2006. Net loss for the third quarter was ($3.9) million compared with net income of $1.3 million in the third quarter of 2006. Net loss per diluted share was ($0.21) compared to net income per diluted share of $0.07 for the third quarter of 2006.

Revenues from transaction processing services for the third quarter of 2007 decreased to $15.8 million from $17.6 million in the third quarter of 2006. Revenues from data reporting services were $4.1 million, compared with $4.5 million in the prior year. Revenues from customer care activities decreased 72% to $1.3 million, as the Company continued to execute on its previously announced strategy of transitioning away from call center services.

Adjusted revenues for the third quarter of 2007 were $24.2 million compared with $26.8 million in the third quarter of 2006. Adjusted revenues from data reporting services were $7.1 million, compared with $4.5 million in the prior year. Adjusted revenues include $3.0 million of recurring data reporting services provided to Citibank which are required to be deferred under US GAAP until the Company’s sale of a non-exclusive DATATRAX license, previously announced in July 2007, occurs. Management currently expects the $4.5 million license sale to occur in 2008. Adjusted EBITDA, which also includes the $3.0 million of recurring data reporting services to Citibank, was $2.2 million for the quarter, compared with $3.7 million in the third quarter of 2006.

For the nine months ended 30 September 2007, revenues excluding client reimbursements were $70.9 million, compared to $87.4 million in 2006, including revenues from data reporting of $17.6 million in 2007 and $12.7 million in 2006. Net loss for the nine months ended 30 September 2007 was ($3.9) million, compared with net income of $6.0 million for the first nine months of 2006. Adjusted revenues were $74.0 million, compared with $87.4 million for the first nine months of 2006. Adjusted revenues from data reporting services were $20.6 million, compared with $12.7 million for the first nine months of 2006. Adjusted EBITDA was $8.4 million, compared with $14.9 million for the first nine months of 2006.

“Our transformational year is progressing as expected,” said TRX President & CEO Trip Davis. “Our results reflect small improvements in performance in our transaction processing business compared with the first half of the fiscal year. We have closed $3 million of new annuity transaction processing sales for 2008, both from new clients as well as expansions of services and geographies with existing clients. We are seeing continued growth in data reporting, given consideration to the deferral of certain revenue in accordance with US GAAP. Thus far, we have closed $1.5 million of new annuity data reporting sales for 2008. We continue to support long-term growth through investment in innovation.”

Based upon its expectations for revenues and expenses, TRX updated its guidance for fiscal 2007:

•	Adjusted revenues of $93 to $97 million (previously $85 to $90 million).

•	Adjusted EBITDA of $9 to $11 million (previously $8 to $10 million).

•	GAAP diluted loss per share of $0.40 to $0.50 (previously $0.44 to $0.55 per share) on a base of 18.3 million diluted shares.

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Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as Adjusted Revenue, EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

Adjusted Revenue consists of GAAP transaction and other revenues, adjusted for the revenue earned from Citibank for providing routine services, which is required under US GAAP to be deferred until the anticipated sale of a software license to Citibank is complete. The deferral of revenue recognition is required in the absence of vendor-specific objective evidence of the fair value of the license. Management uses Adjusted Revenue as an additional measure for evaluating the performance of the business, because the pricing for and level of routine services currently being provided to Citibank are equivalent to those provided to Citibank before the arrangement to sell a license was consummated in July 2007.

EBITDA consists of GAAP net income (loss) adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of Adjusted Revenue, EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile Adjusted Revenue, EBITDA and Adjusted EBITDA to GAAP net income (loss) are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

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Conference Call Information

The Company will hold a Webcast of its conference call to discuss these results on Thursday, 8 November at 9:00 a.m. Eastern Time from www.trx.com. To register for the event, please go to the Investor Center on the TRX.com Website at least fifteen minutes early to register, download, and install any necessary audio software.

For those who cannot listen to the live broadcast, the TRX.com site will host an archived Webcast shortly after the conclusion of the call, which will remain available on the TRX Website at www.trx.com for 90 days.

About TRX

TRX is a global technology company. We develop and host software applications that process data records and automate manual processes, enabling our clients to optimize performance and control costs. We are a leading provider to the travel industry and are expanding into financial services and healthcare. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. TRX is headquartered in Atlanta with operations and associates in North America, Europe, and Asia.

Investor Contacts:	David Cathcart
Chief Financial Officer
(404) 929-6154

Media Contacts:	Kira Perdue
Trevelino/Keller Communications Group for TRX
(404) 214-0722, extension 101

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TRX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)
REVENUES:
Transaction processing	$15,772	$17,580	$49,875	$56,991
Data reporting	4,103	4,520	17,585	12,700
Customer care	1,329	4,674	3,484	17,702

Transaction and other revenues	21,204	26,774	70,944	87,393
Client reimbursements	1,327	366	2,062	1,522

Total revenues	22,531	27,140	73,006	88,915

EXPENSES:
Operating	14,270	15,913	42,827	51,162
Selling, general and administrative	4,517	4,701	13,376	14,315
Technology development	3,453	2,759	10,076	8,037
Client reimbursements	1,327	366	2,062	1,522
Restructuring	—	(148)	—	691
Depreciation and amortization	2,862	2,453	8,482	7,698

Total expenses	26,429	26,044	76,823	83,425

OPERATING (LOSS) INCOME	(3,898)	1,096	(3,817)	5,490
INTEREST INCOME (EXPENSE):
Interest income	74	256	310	779
Interest expense	(124)	(99)	(423)	(284)

Total interest (expense) income, net	(50)	157	(113)	495

INCOME (LOSS) BEFORE INCOME TAXES	(3,948)	1,253	(3,930)	5,985

BENEFIT FROM INCOME TAXES	(51)	—	(51)	—

NET (LOSS) INCOME	$(3,897)	$1,253	$(3,879)	$5,985

Net (Loss) Income per Share
Basic and diluted	$(0.21)	$0.07	$(0.21)	$0.34
Weighted Average Shares Outstanding
Basic	18,293	17,735	18,262	17,692
Diluted	18,293	17,736	18,262	17,693
Other Data:
Adjusted Revenues	$24,232	$26,774	$73,972	$87,393
Adjusted EBITDA	$2,223	$3,740	$8,377	$14,915
Capital expenditures	$2,968	$1,386	$6,354	$6,514
Transaction processing volumes	21,065	20,092	66,074	65,009

	As of September 30, 2007	As of December 31, 2006
Consolidated Balance Sheet Data:
Cash and cash equivalents	$13,052	$24,444
Total shareholders' equity	41,407	41,132

TRX, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Transaction and Other Revenues to Adjusted Revenues and Net (Loss) Income

to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Transaction and other revenues	$21,204	$26,774	$70,944	$87,393
Deferred data reporting revenue	3,028	—	3,028	—

Adjusted revenues	24,232	26,774	73,972	87,393

Net (loss) income	(3,897)	1,253	(3,879)	5,985
Deferred data reporting revenue	3,028	—	3,028	—
Depreciation and amortization	2,862	2,453	8,482	7,698
Interest expense (income), net	50	(157)	113	(495)
Benefit from income taxes	(51)	—	(51)	—

EBITDA	1,992	3,549	7,693	13,188
Stock compensation expense	231	339	684	1,036
Restructuring expenses (adjustments) (1)	—	(148)	—	691

Adjusted EBITDA	$2,223	$3,740	$8,377	$14,915

(1)	In fiscal 2006, we recorded restructuring expenses (adjustments) for severance, lease abandonment and associated asset impairment charges from the closure of certain customer care operations.